CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-288862) (the “Registration Statement”) of our report dated March 6, 2026 relating to the consolidated financial statements of Pruco Life Insurance Company. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 20, 2026